                               NEW FRONTIER MEDIA, INC.
                                   1,500,000 Units


                                UNDERWRITING AGREEMENT



                                                           ______________, 1998



Centex Securities Incorporated
(As Representative of the Several
Underwriters Named in Schedule 1 hereto)
1020 Prospect Street, Suite 200
La Jolla, CA 92037

Dear Sirs:

     New Frontier Media, Inc., a Colorado corporation (the "Company"), hereby confirms its agreement (this "Agreement") with the several underwriters named in
Schedule 1 hereto (the "Underwriters"), for whom Centex Securities Incorporated has been duly authorized to act as representative (in such capacity, the "Representative"), as set forth below:


                                      SECTION 1.
                              DESCRIPTION OF TRANSACTION

     The Company proposes to issue and sell to the Underwriters on the Closing Date (as defined below), pursuant to the terms and conditions of this Agreement, an aggregate of 1,500,000 units ("Firm Units") each consisting of one share of the Company's Common Stock ("Common Stock") and one Redeemable Common Stock Purchase Warrant ("Warrant") exercisable to purchase one share of Common Stock at an exercise price of $6.25 per share for a period of five years, at a price of $5.25 per Unit on the terms as hereinafter set forth. The Company also proposes to issue and sell to the several Underwriters on or after the Closing Date not more than 225,000 additional Units if requested by the Representative as provided in Section 3.2 of this Agreement (the "Option Units"). The Firm Units and any Option Units are collectively referred to herein as the "Units."

                                      SECTION 2.
                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     In order to induce the Underwriters to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Underwriters that:

          2.1 REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form SB-2 (File No. 333-35337) with respect to the Units, including the related prospectus, copies of which have heretofore been delivered by the Company to the Underwriters, has been filed by the Company in conformity with the requirements of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement have been so filed. After the execution of this Agreement, the Company will file with the Commission either
(a) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Representative prior to the execution of this Agreement, or (b) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representative prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement on Form SB-2 and all amendments thereto, including the prospectus, all exhibits and financial statements, as it becomes effective; the term "Preliminary Prospectus" means each prospectus included in said Registration Statement before it becomes effective; and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement when it becomes effective.

          2.2 ACCURACY OF REGISTRATION STATEMENT AND PROSPECTUS. Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued any order preventing or suspending the use of any Preliminary Prospectus. When (a) any Preliminary Prospectus was filed with the Commission, (b) the Registration Statement or any amendment thereto was or is declared effective, and (c) the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date the Prospectus, as amended or supplemented at any such time, such filing (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission promulgated thereunder (the "Rules and Regulations") and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make


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the statements therein not misleading in light of the circumstances under which they were made. The foregoing representation does not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

          2.3 INCORPORATION AND STANDING. The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Colorado and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company or any of its subsidiaries.

          2.4 DUE POWER AND AUTHORITY. The Company and each of its subsidiaries has full corporate power to own or lease their properties and conduct their business as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company and each of its subsidiaries has full corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles, and as rights to indemnity and contribution hereunder may be limited by applicable law.

          2.5 CONSENTS; NO DEFAULTS. The issuance, offering and sale of the Units to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (a) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, or as may be required under the Act or under the securities or blue sky laws of any jurisdiction, or (b) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its properties is bound, or the charter documents or bylaws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

          2.6 NO BREACH OR DEFAULT. Neither the Company nor any of its subsidiaries is in breach of any term or provision of their Articles of Incorporation or Bylaws; no default exists, and


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no event has occurred which with notice or lapse of time or both, would constitute a default, in the Company's or any of its subsidiaries' due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease, note, bank loan or credit agreement or any other material agreement or instrument to which the Company, its subsidiaries or their properties may be bound or affected in any respect which would have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company.

          2.7 LICENSES. The Company and each of its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary for the conduct of their business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Registration Statement. Each approval, registration, qualification, license, permit, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body or agency necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated (except such additional actions as may be required by the National Association of Securities Dealers, Inc. or may be necessary to qualify the Common Stock and Warrants for public offering under state securities or blue sky laws) has been obtained or made and each is in full force and effect.

          2.8 COMPLIANCE WITH LAWS. Except as disclosed in the Registration Statement and in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor any of its subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which would have a material adverse effect on the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company.

          2.9 EXISTING CAPITAL STRUCTURE AND SHAREHOLDER RIGHTS. The Company has an authorized, issued and outstanding capitalization as set forth in, and capital stock conforms in all material respects to the description contained in, the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. Except as described in the Registration Statement and in the Prospectus there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company,
(b) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (c) obligations of the Company to issue such Units, any such convertible or exchangeable securities or obligations, or any such warrants, rights or obligations. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. No preemptive rights of shareholders exist with respect to any capital stock of the Company. No shareholder of the Company has any right pursuant to any


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agreement which has not been waived or honored to require the Company to register the sale of any securities owned by such shareholder under the Act in the public offering contemplated herein except as disclosed in the Registration Statement. Other than Boulder Interactive Group, Inc. (dba Inroads Interactive), a Colorado corporation, DaViD Entertainment, Inc., a Colorado corporation, Fuzzy Entertainment, Inc. (dba In-Sight Editions), a Colorado corporation and Colorado Satellite Broadcasting, Inc., a Colorado corporation, the Company has no subsidiaries, and does not own any shares of stock or any other equity interest in any firm, partnership, association or other entity.

          2.10 AUTHORITY FOR ISSUANCE OF UNITS. The issuance of the Common Stock (including Common Stock issuable upon the exercise of the Warrants) and Warrants issuable in connection with the Units has been duly authorized and at any Firm or Option Closing Date as defined herein after payment therefor in accordance herewith (and, in the case of the Common Stock issuable upon exercise of the Warrants in accordance with the terms of the Warrants), such Common Stock will be validly issued, fully paid and nonassessable. The Units will conform in all material respects with all statements with regard thereto in the Registration Statement and the Prospectus.

          2.11 TITLE TO TANGIBLE PROPERTY. Except as otherwise set forth in or contemplated by the Registration Statement and Prospectus, the Company and each of its subsidiaries has good and marketable title to all items of personal property owned by the Company and each such subsidiary, free and clear of any security interest, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries, and any real property and buildings held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries.

          2.12 TITLE TO INTELLECTUAL PROPERTY. Except as described in the Prospectus, the Company and its subsidiaries does not own any patents or trademarks. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by it in connection with its business, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing intellectual property rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus.

          2.13 CONTRACT RIGHTS. The agreements to which the Company and each of its subsidiaries is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company and its subsidiaries, as appropriate, in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor's rights generally or by equitable principles, and, to the Company's knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements.

          2.14 NO MARKET MANIPULATION. The Company has not taken nor will it take, directly or indirectly, any action designed to cause or result, or which might reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock or the Warrants.

          2.15 NO OTHER SALES OR COMMISSIONS. The Company has not since the filing of the Registration Statement (i) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any compensation for soliciting purchases of, its capital stock or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company except for the sale of Units by the Company under this Agreement.

          2.16 ACCURACY OF FINANCIAL STATEMENTS. The financial statements and schedules of the Company included in the Registration Statement and the Prospectus, or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, fairly present in all material respects the financial position of the Company and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise noted therein and include all financial information required to be included by the Act. The selected financial data set forth under the captions "PROSPECTUS SUMMARY--Summary Financial Data" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Prospectus, or, if the Prospectus is not in existence the most recent Preliminary Prospectus, fairly present in all material respects, on the basis stated in the Prospectus or such Preliminary Prospectus, the information included therein.

          2.17 INDEPENDENT PUBLIC ACCOUNTANT. Spicer, Jeffries & Company and Ernst & Young which have certified or shall certify certain of the financial statements of the Company filed or to be filed as part of the Registration Statement and the Prospectus, are independent certified public accountants within the meaning of the Act and the Rules and Regulations.

          2.18 INTERNAL ACCOUNTING. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          2.19 LITIGATION. Except as set forth in the Registration Statement and Prospectus, there is and at the Closing Date there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company or any of its subsidiaries not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would have a material adverse effect on the properties or assets of the Company. Neither the Company nor its subsidiaries is subject to the provisions of any injunction, judgement, decree or order of any court, regulatory body, administrative agency or other governmental body or arbitral forum, which might result in a material adverse change in the business, assets or condition of the Company.

          2.20 NO MATERIAL ADVERSE CHANGE. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (a) the Company has not incurred any material adverse change in or affecting the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, business affairs, management, or business prospects of the Company or any of its subsidiaries, whether or not occurring in the ordinary course of business, (b) there has not been any material transaction entered into by the Company or any of its subsidiaries, other than transactions in the ordinary course of business or transactions specifically described in the Registration Statement as it may be amended or supplemented, (c) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, (d) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distribution with respect to its capital stock and neither the Company nor any of its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations, and (e) there has not been any change in the capital stock (other than the sale of the Common Stock and Warrants hereunder or the exercise of outstanding stock options or warrants as described in the Registration Statement) or material increase in indebtedness of the Company. The Company does not have any known material contingent obligation which is not disclosed in the Registration Statement (or contained in the financial statements or related notes thereto), as such may be amended or supplemented.

          2.21 TRANSACTIONS WITH AFFILIATES. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus or if the Prospectus is not in existence the most recent Preliminary Prospectus, and except as may otherwise be indicated or contemplated herein or therein, (a) neither the Company nor any of its subsidiaries has entered into any transaction with an "affiliate" of the Company or any of its subsidiaries, as defined in the Act and the Rules and Regulations, or (b) declared, paid or made any dividend or distribution of any kind on or in connection with any class of its capital stock, and (c) the Company has no knowledge of any transaction between any affiliate of the Company or one of its subsidiaries and any significant customer or supplier of the Company or one of its subsidiaries, except in its ordinary course of business.

          2.22 INSURANCE. Except as otherwise set forth in or contemplated by the Registration Statement and Prospectus, the Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company.

          2.23 TAX RETURNS. The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable or adequate accruals have been set up to cover any such unpaid taxes, except for any such assessment, fine or penalty that is currently being contested in good faith.

          2.24 POLITICAL CONTRIBUTIONS. Neither the Company nor any of its subsidiaries has directly or indirectly, (a) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal, state, local, or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other such jurisdiction.

          2.25 INVESTMENT COMPANY ACT. The Company and each of its subsidiaries conducts their operations in a manner that does not subject them to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Company to become an investment company subject to registration under the Investment Company Act of 1940, as amended.

          2.26 ASSET PURCHASE AGREEMENT. The execution and delivery of the Asset Purchase Agreements between the Company and Fifth Dimension Communications, Inc. ("Fifth Dimension") and its affiliates and the consummation of the transactions contemplated therein have been duly authorized by the Company and the Asset Purchase Agreements have been duly executed and delivered by the Company into escrow and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles, and as rights to indemnity and contribution hereunder may be limited by applicable law.

          2.27  FIFTH DIMENSION FINANCIAL STATEMENTS.   To the knowledge of the
Company, the financial statements and schedules of Fifth Dimension included in the Registration Statement and the Prospectus, or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, fairly present in all material respects the financial position of Fifth Dimension and the results of operations and changes in financial condition as of the dates and periods therein specified. To the knowledge of the Company, such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise noted therein and include all financial information required to be included by the Act. To the knowledge of the Company, the selected financial data set forth under the captions "PROSPECTUS SUMMARY--Summary Financial Data," and "MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" in the Prospectus, or, if the Prospectus is not in existence the most recent Preliminary Prospectus, fairly present in all material respects, on the basis stated in the Prospectus or such Preliminary Prospectus, the information included therein.

          2.28  CHANGES IN FIFTH DIMENSION FINANCIAL CONDITION.   Except as set
forth in the Registration Statement and Prospectus, to the knowledge of the Company, there is and at the Closing Date there will be no action, suit or proceeding before any court or governmental agency, authority or body pending or threatened which might result in judgments against Fifth Dimension or any of its subsidiaries not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of Fifth Dimension, or would have a material adverse effect on the properties or assets of Fifth Dimension. To the knowledge of the Company, Fifth Dimension is not subject to the provisions of any injunction, judgement, decree or order of any court, regulatory body, administrative agency or other governmental body or arbitral forum, which might result in a material adverse change in the business, assets or condition of Fifth Dimension. To the knowledge of the Company, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (a) Fifth Dimension has not incurred any material adverse change in or affecting the condition, financial or otherwise, of Fifth Dimension or any of its subsidiaries or the earnings, business affairs, management, or business prospects of Fifth Dimension, whether or not occurring in the ordinary course of business, (b) there has not been any material transaction entered into by Fifth Dimension any of its subsidiaries, other than transactions in the ordinary course of business or transactions specifically described in the Registration Statement as it may be amended or supplemented,
(c) Fifth Dimension has not sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity,
(d) Fifth Dimension has not paid or declared any dividends or other distribution with respect to its capital stock and Fifth Dimension is not in default in the payment of principal or interest on any outstanding debt obligations to be assumed by the Company, and (e) there has not been any material increase in indebtedness of Fifth Dimension to be assumed by the Company.


                                      SECTION 3.
                       PURCHASE, SALE AND DELIVERY OF THE UNITS



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

          3.1 PURCHASE OF FIRM UNITS. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters named in Schedule I hereto, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $____ per Unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule 1 hereto. The Company will make one or more certificates for Common Stock and Warrants constituting the Firm Units, in definitive form and in such denomination or denominations and registered in such name or names as the Representative shall request upon notice to the Company at least 48 hours prior to the Firm Closing Date, available for checking and packaging by the Representative at the offices of the Company's transfer agent or registrar (or the correspondent or the agent of the Company's transfer agent or registrar) at least 24 hours prior to the Firm Closing Date. Payment for the Firm Units shall be made by bank wire payable in same day funds to the order of the Company drawn to the order of the Company for the Firm Units, against delivery of certificates therefor to the Representative. Delivery of the documents, certificates and opinions described in Section 6 of this Agreement, the Firm Units and payment for the Firm Units and the Option Units shall be made at the offices of Centex Securities Incorporated, 1020 Prospect Street, Suite 200, La Jolla, California 92037, at 9:00 a.m., California time, on the third full business day following the date hereof (on the fourth full business day if this Agreement is executed after 12:30 p.m., California time), or at such other places, time or date as the Representative and the Company may agree upon or as the Representative may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date."

          3.2 OVER-ALLOTMENTS; OPTION UNITS. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Units as contemplated by the Prospectus, the Company hereby grants to you on behalf of the several Underwriters an option to purchase, severally and not jointly, the Option Units. The purchase price to be paid for any Option Units shall be the same price per share as the price per Unit for the Firm Units set forth above in
Section 3.1, plus, if the purchase and sale of any Option Share takes place after the Firm Closing Date and after the Common Stock is trading "ex-dividend," an amount equal to the dividends payable on the Common Stock contained in such Option Units. The option granted hereby may be exercised in the manner described below as to all or any part of the Option Units from time to time within forty-five days after the date of the Prospectus. The Underwriters shall not be under any obligation to purchase any of the Option Units prior to the exercise of such option. The Representative may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Units as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Units. Any such date of delivery shall be determined by the Representative but shall not be earlier than two business days or later than seven business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representative and the Company may agree upon or as the Representative may determine pursuant to Section 9 hereof, is herein called the "Option Closing



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

Date" with respect to such Option Units. Upon each exercise of the option as provided herein, subject to the terms and conditions herein set forth, the Company shall become obligated to sell to each of the several Underwriters, and each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Units as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Units, as adjusted by the Representative in such manner as it deems advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Units, one or more certificates for the Common Stock and Warrants contained in such Option Units, in definitive form, and payment therefore, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in Section 3.1, except that reference therein to the Firm Units and the Firm Closing Date shall be deemed, for purposes of this
Section 3.2, to refer to such Option Units and Option Closing Date, respectively. No Option Units shall be required to be, or be, sold and delivered unless the Firm Units have been, or simultaneously are, sold and delivered as provided in this Agreement.

          3.3 DEFAULT BY AN UNDERWRITER. It is understood that you, individually and not as the Representative, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Units to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.


                                      SECTION 4.
                             OFFERING BY THE UNDERWRITERS

     Upon payment by the Underwriters of the purchase price of $5.25 per Unit and the Company's authorization of the release of the Firm Units, the several Underwriters shall offer the Firm Units for sale to the public upon the terms set forth in the Prospectus. The Representative may from time to time thereafter change the public offering prices and other selling terms. If the option set forth in Section 3.2 of this Agreement is exercised, then upon the Company's authorization of the release of the Option Units the several Underwriters shall offer such Units for sale to the public upon the foregoing terms.


                                      SECTION 5.
                               COVENANTS OF THE COMPANY

     Except as otherwise stated below, the Company covenants and agrees with each of the Underwriters that:

          5.1 COMPANY'S BEST EFFORTS TO CAUSE REGISTRATION STATEMENT TO BECOME EFFECTIVE. The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act.
During any time when a prospectus relating to the Common Stock is required to be delivered under the Act, the Company (a) will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Common
Stock and Warrants in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (b) will not file with the Commission the prospectus or the amendment referred to in the second sentence of Section 2.1 hereof, any amendment or supplement to such prospectus or any amendment to the Registration Statement unless and until the Representative has been advised of such proposed filing, has been furnished with a copy for a reasonable period of time prior to the proposed filing, and has given its consent to such filing, which shall not be unreasonably withheld or delayed.

          5.2 PREPARATION AND FILING OF AMENDMENTS AND SUPPLEMENTS. The Company will prepare and file with the Commission, in accordance with the Rules and Regulations of the Commission, promptly upon written request by the Representative or counsel for the Representative, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be reasonably necessary or advisable in connection with the distribution of the Units by the several Underwriters, and the Company will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representative, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Representative of each such filing or effectiveness.

          5.3 NOTICE OF STOP ORDERS. The Company will advise the Representative promptly after receiving notice or obtaining knowledge of: (a) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any amendment thereto, or any order preventing or suspending the use of any Preliminary Prospectus of the Prospectus or any amendment or supplement thereto; (b) the suspension of the qualification of the Units, Common Stock or Warrants for offering or sale in any jurisdiction;
(c) the institution, threatening or contemplation of any proceeding for any such purpose; or (d) any request made by the Commission for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued to obtain the withdrawal thereof as promptly as possible.

          5.4 BLUE SKY QUALIFICATION. The Company will arrange and cooperate with counsel to the Representative for the qualification of the Units for offering and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Units; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          5.5 POST-EFFECTIVE AMENDMENTS. If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules or Regulations, the Company will promptly notify the Representative thereof and, subject to Section 3 hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          5.6 DELIVERY OF PROSPECTUSES. The Company will, without charge, provide (a) to the Representative and to counsel for the Representative a signed copy of the Registration Statement originally filed with respect to the Units and each amendment thereto (in each case including exhibits thereto), (b) to each other Underwriter so requesting in writing, a conformed copy of such Registration Statement and each amendment thereto (in each case without exhibits thereto) and (c) so long as a prospectus relating to the Units is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representative may reasonably request.

          5.7 SECTION 11(A) FINANCIALS. The Company will, as soon as practicable but in any event not later than 90 days after the period covered thereby, make generally available to its security holders and to the Representative a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

          5.8 APPLICATION OF PROCEEDS. The Company will apply the net proceeds from the sale of the Units as set forth in the Prospectus and Registration Statement and will not take any action that would cause it to become an investment company under the Investment Company Act of 1940, as amended.

          5.9 SALES OF SECURITIES. The Company will not, directly or indirectly, without ten (10) days prior written notice to the Representative, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of one year after the date hereof, except (a) to the Underwriters pursuant to this Agreement; (b) up to _____ options to be granted pursuant a stock option plan to be adopted by the Company; and (c) up to 675,250 shares of Common Stock reserved for issuance upon exercise of warrants outstanding as of June 30, 1997, including 400,000 shares reserved for issuance to Quarto Holdings, Inc.; provided that such persons have delivered to the Representative the agreement described in Section 7.7 of this Agreement.

          5.10 APPLICATION TO NASDAQ. The Company will cause the Common Stock and Warrants to be duly included for quotation on the Nasdaq SmallCap Market prior to the Closing Date. If requested by the Representative, the Company will also cause the Common Stock and Warrants to be duly included for listing on the Pacific Stock Exchange. The Company will use its best efforts to ensure that the Common Stock and Warrants remain included for quotation on the Nasdaq SmallCap Market and the Pacific Stock Exchange (if applicable) following the Closing Date for a period of not less than three years.

          5.11 APPLICATION FOR SECONDARY MARKET EXEMPTIONS. To the extent necessary or appropriate, the Company will make such applications, file such documents, and furnish such information as may be necessary to list the Common Stock and Warrants in the securities listing manuals of Standard & Poor's Corporation or Moody's Industrial Services contemporaneous with the filing of the Prospectus with the Commission, and shall maintain listing in such manuals thereafter for a period of no less than five years. As of the first date that the Company and its securities are eligible, the Company will apply with the Department of Corporations in the State of California to have the Units listed as an "Eligible Security" for purposes of secondary market exemptions in the State of California. The Company will take such other similar steps as are reasonably necessary to obtain exemptions for secondary trading of the Company's Common Stock and Warrants in various United States jurisdictions.

          5.12 REPORTS TO SHAREHOLDERS. So long as any Common Stock is outstanding until five years after the Closing Date, the Company will furnish to the Representative (a) as soon as available a copy of each report of the Company mailed to shareholders and filed with the Commission and (b) from time to time such other information concerning the Company as the Representative may reasonably request.

          5.13 DELIVERY OF DOCUMENTS. At or prior to the Closing, the Company will deliver to the Representative true and correct copies of the certificate of incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of State of the State of Colorado, a good standing certificate from the Secretary of State of Colorado, dated no more than five business days prior to the Closing Date; true and correct copies of the bylaws of the Company, as amended, certified by the Secretary of the Company and true and correct copies of the minutes of all meetings of the directors and shareholders of the Company held prior to the Closing Date which in any way relate to the subject matter of this Agreement.

          5.14 UNDERWRITERS' WARRANT. On or prior to the Closing Date, the Company shall deliver to the Representative warrants (the "Underwriter's Warrants"), at an aggregate purchase price of $100, to purchase Shares equal to 10% of the Firm Shares sold in the Offering, which Underwriter's Warrants shall be exercisable for a per Share exercise price equal to 135% of the public offering price of the shares of Common Stock.

          5.15 COOPERATION WITH REPRESENTATIVE' DUE DILIGENCE. At all times prior to the Closing Date, the Company will cooperate with the Representative in such investigation as the Representative may make or cause to be made of all the properties, business and operations of the Company and its subsidiaries in connection with the purchase and public offering of the Units and the Company will make available to the Representative in connection therewith such information in its possession and the possession of its subsidiaries as the Representative may reasonably request.

          5.16 STOCK TRANSFER AGENT. The Company has appointed Corporate Stock Transfer, Inc., Denver, Colorado, as Transfer Agent for the Common Stock. The Company will not change or terminate such appointment for a period of two years from the effective date without first obtaining the written consent of the Representative, which consent shall not be unreasonably withheld.

          5.17 PUBLICITY. Prior to the Firm Closing Date, or the Option Closing Date, as the case may be, the Company shall not issue any press release or other communication directly or indirectly and shall hold no press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, liabilities and any of them, or this offering, without the prior written consent of the Representative. If at any time during the 90 day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the opinion of the Representative the market price of the Common Stock has been or is likely to be materially affected, regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus, the Company will, after written notice from the Representative, evaluate the propriety of disseminating a press release or other public statement reasonably acceptable to the Representative and its counsel, commenting on such rumor, publication or event.

          5.18 BOARD OF DIRECTORS MEETINGS. The Company shall notify the Representative of all meetings of the Board of Directors and shareholders of the Company and shall have the right, for a period of three (3) years from the date of the Prospectus, to have an observer at such meetings. Such designee shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging, and transportation.

          5.19 FORECASTS AND PROJECTIONS. For a period of two years from the effective date of the Registration Statement, the Company shall provide the Representative with routine internal forecasts if any such reports are prepared by the Company for dissemination to the public.

          5.20 KEY MAN INSURANCE. The Company will maintain for a period of at least two (2) years, Key Man Insurance on each of Mark Kreloff and Daniel Bender in the amount of $1,000,000.

                                   SECTION 6.
                                    EXPENSES

          6.1 OFFERING EXPENSES. The Company will pay upon demand all costs and expenses incident to the performance of the Company's obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (a) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Units and any amendment thereto, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, and any blue sky memoranda, (b) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (c) the fees and disbursements of counsel, accountants and any other experts or advisors retained by the Company, (d) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Common Stock and Warrants, including transfer agent's and registrar's fees, (e) the qualification of the Units under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Representative relating thereto, (f) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Units, (g) any listing fees for the quotation of the Common Stock and Warrants on the Nasdaq SmallCap Market or listing on the Pacific Stock Exchange (if applicable), (h) one-half the cost of placing "tombstone advertisements" in any publications which may be selected by the Representative (provided that any such cost in excess of $5,000 shall require the consent of both the Company and the Representative), and (i) all other advertising that has been approved in advance by the Company relating to the offering of the Units (other than as shall have been specifically approved in writing by the Representative to be paid for by the Underwriters). In addition to the foregoing, the Company agrees to pay to the Representative a non-accountable expense allowance of 3% of the gross amount to be raised from the sale of the Units hereunder, payable at the Closing(s), of which $70,000 has already been paid by the Company in connection with this offering. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 (other than Section 7.5) hereof is not satisfied, because this Agreement is terminated pursuant to
Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Units. The Company shall in no event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

          6.2 INTERIM INDEMNIFICATION. The Company agrees that as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8.1 hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in THE
WALL STREET JOURNAL which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the
"Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

     The Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8.2 hereof, they will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.


                                      SECTION 7.
                     CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS

     The obligations of the several Underwriters to purchase and pay for the Firm Units shall be subject, unless waived by the Representative in its sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

          7.1 EFFECTIVENESS OF REGISTRATION STATEMENT. If the Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than 11 a.m., California time, on the date on which the amendment to the Registration Statement originally filed with respect to the Units or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Units has been filed with the Commission, or such later time and date as shall have been consented to by the Representative; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) to the reasonable satisfaction of counsel for the underwriters.

          7.2 OPINION OF COUNSEL. The Representative shall have received an opinion, dated the Firm Closing Date, of Lehman & Eilen, counsel for the Company, and from the Company's Federal Communications Commission counsel, substantially to the effect that:

                (a) the Company and each of its subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the State of Colorado, and duly qualified to transact business as a foreign corporation and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;

                (b) the Company and each of its subsidiaries has the corporate power to own or lease their properties; to conduct their business as described in the Registration Statement and the Prospectus; to enter into this Agreement and to carry out all of the terms and provisions hereof to be carried out by them;

                (c) the Company has an authorized capital stock as set forth under the heading "CAPITALIZATION" in the Prospectus; effective upon the Closing all of the Company's all of the shares have been duly authorized and validly issued and are fully paid and nonassessable; the Common Stock and Warrants have been duly authorized by all necessary corporate action of the Company, and, when issued and delivered to and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Common Stock and Warrants have been duly authorized for quotation on the Nasdaq SmallCap Market; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Units; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

                (d) the capital stock of the Company conforms, as to legal matters, to the statements set forth under the heading "DESCRIPTION OF SECURITIES" in the Prospectus in all material respects;

                (e) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement is a valid and binding obligation of the Company except as rights to indemnity and contribution thereunder may be limited by applicable federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

                (e) the execution and delivery of the Asset Purchase Agreements between the Company and Fifth Dimension and its affiliates and the consummation of the transactions contemplated therein have been duly authorized by the Company and such Asset Purchase Agreements have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms thereof, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles, and as rights to indemnity and contribution hereunder may be limited by applicable law.

                (f) no legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company, its subsidiaries or with respect to any of their properties that can reasonably be expected to, or, if determined adversely to the Company or any of its subsidiaries, would, in any individual case or in the aggregate, result in any material adverse change in the business, financial condition or results of operations of the Company;

                (g) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                (h) the issuance, offering and sale of the Units by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or any of its subsidiaries is a party or by which the Company, its subsidiaries or any of their properties are bound, or the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of its subsidiaries;

                (i) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued by the Commission, and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, are threatened or contemplated by the Commission;

                (j) the Registration Statement and the Prospectus and each amendment or supplement thereto (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                (k) neither the Company nor any of its subsidiaries is required, and, if the Company uses the proceeds of the sale of the Firm Units and the Option Units solely as described in the Prospectus, will not be required as a result of the sale of such Units to be registered as an investment company within the meaning of the Investment Company Act of 1940, as amended; and

                (l) such counsel shall also state that they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that in each case such counsel need not express any opinion as to the financial statements and other financial and statistical information contained therein.

In rendering any such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. The foregoing opinion may be limited to the laws of the United States, the laws of the State or Colorado and the General Corporation Law of the State of Colorado. References to the Registration Statement and the Prospectus in this Section 7.2 shall include any amendment or supplement thereto at the date of such opinion. Such counsel shall permit Luce, Forward, Hamilton & Scripps LLP to rely upon such opinion in rendering its opinion in Section 7.3.

          7.3   REVIEW BY AND OPINION OF REPRESENTATIVE'S COUNSEL.   The
Representative shall have received an opinion, dated the Firm Closing Date, of Luce, Forward, Hamilton & Scripps LLP, counsel for the Representative, with respect to certain matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents and certificates as they may reasonably request for the purpose of enabling them to pass upon such matters.

          7.4 ACCOUNTANT'S LETTER. The Representative shall have received from Spicer, Jeffries & Company with respect to the Company and from Ernst & Young, L.L.P., with respect to Fifth Dimension Communications, Inc. and its affiliates ("Fifth Dimension"), a letter or letters dated, respectively, the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially to the effect that:

                (a) they are independent accountants with respect to the Company or Fifth Dimension as appropriate, within the meaning of the Act and the Rules and Regulations;

                (b) in their opinion, the financial statements audited by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                (c) on the basis of a reading of the audited financial statements of the Company, for the years ended March 31, 1997 and March 31, 1996 and the unaudited financial statements of the Company for the period ended September 30, 1997 and the notes thereto, carrying out certain specified procedures (which do not constitute an audit made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph, a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and on the basis of a reading of the audited financial statements of Fifth Dimension, for the years ended March 31, 1997, March 31, 1996 and March 31, 1995 and the unaudited financial statements of Fifth Dimension for the period ended September 30, 1997 and the notes thereto, carrying out certain specified procedures (which do not constitute an audit made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph, a reading of the minute books of the shareholders, the board of directors and any committees thereof of Fifth Dimension, and inquiries of certain officials of Fifth Dimension who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                    (i) the unaudited condensed financial statements of the Company and the Fifth Dimension, as appropriate, included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and

                    (ii) at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company or the Fifth Dimension, as appropriate, or any decreases in net current assets or shareholders' equity of the Company or the Fifth Dimension, as appropriate, in each case compared with amounts shown on the September 30, 1997 balance sheet included in the Registration Statement and the Prospectus, or for the period from September 30, 1997 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net sales, gross profit, selling, general and administrative expenses, employee plans and bonuses, income (loss) from operations, interest expenses, income (loss) before income taxes, provision (benefit) for income taxes, net income (loss) or net income (loss) per share of the Company, except in all instances for changes, decreases or increases set forth in such letter; and

                (e) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company or the Fifth Dimension, as appropriate, and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company or the Fifth Dimension, as appropriate, and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

     In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company or the Fifth Dimension, as appropriate, as to the significance thereof, unless the Representative deems such explanation unnecessary, and such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Units as contemplated by the Registration Statement, as amended as of the date hereof.

     References to the Registration Statement and the Prospectus in this Section
7.4 with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          7.5 OFFICER'S CERTIFICATE. The Representative shall have received a certificate, dated the Firm Closing Date, of the president and the principal financial or accounting officer of the Company to the effect that:

                (a) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made; and the Company has in all material respects performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

                (b) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of their knowledge, are contemplated by the Commission; and

                (c) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          7.6 NASD REVIEW. The NASD, upon review of the terms of the public offering of the Firm Units and Option Units, shall not have objected to the Underwriters' participation in such offering.

          7.7 LOCKUPS. The Representatives shall have received from each person who owns Common Stock, or securities convertible into Common Stock, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representative, offer, sell or grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock for a period of twelve months.

          7.8 CONDITIONS TO CLOSING OF FIFTH DIMENSION TRANSACTION. On the Firm Closing Date, the sole remaining condition to closing the acquisition of Fifth Dimension by the Company shall be the raising funds in this Offering to pay the cash portion of the consideration in the transaction.

          7.9 DUE DILIGENCE EXAMINATION. The counsel to the Representative and other persons retained by the Representative to conduct a due diligence investigation with respect to the offering, shall be reasonably satisfied with the results of their respective due diligence investigations.

          7.10 BLUE SKY QUALIFICATION. The Units shall be qualified in such states as the Representative may reasonably request pursuant to Section 5.4, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or Option Closing Date, as the case may be.

          7.10 OTHER DOCUMENTS. On or before the Firm Closing Date, the Representative and counsel for the Representative shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative. The Company shall furnish to the Representative such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representative and the counsel to the Representative shall reasonably request.

     The respective obligations of the several Underwriters to purchase and pay for any Option Units shall be subject, in the Representative' discretion, to each of the foregoing conditions to purchase the Firm Units, except that all references to the Firm Units and the Firm Closing Date shall be deemed to refer to such Option Units and the related Option Closing Date, respectively.


                                      SECTION 8.
                           INDEMNIFICATION AND CONTRIBUTION

          8.1 INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                (a) any untrue statement or alleged untrue statement made by the Company in Section 2 of this Agreement;

                (b) any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (ii) any application or other document, or any amendment or supplement thereto, executed by the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Units under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

                (c) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they are made, and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the

Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; and provided further, that the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Units from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented), other than the documents incorporated by reference therein at or prior to the written confirmation of the sale of such Units to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5.5 of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          8.2 INDEMNIFICATION BY UNDERWRITERS. Each Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company or any such controlling person of the Company may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (b) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading in light of the circumstances in which they are made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any director, officer or controlling person of the Company in connection with investigation or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. No Underwriter will, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Company, any of its directors, any of its officers who signed the Registration Statement or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Company and each such director, officer and controlling person from all liability arising out of such claim, action, suit or proceeding.

          8.3 NOTICE OF DEFENSE. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party (which may not be unreasonably withheld or delayed) under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (a) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel at any one time in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of
Section 8.1, representing the indemnified parties under such Section 8.1 who are parties to such action or actions) or (b) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8 in which case the indemnified party may effect such a settlement without such consent.

          8.4 CONTRIBUTION. In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liability (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (a) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Units or (b) if the allocation provided by the foregoing clause (a) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liability (or action in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (after deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable consideration referred to in the first sentence of this Section 8.4. Notwithstanding any other provision of this Section 8.4, no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the underwriter discount on the Units purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Agreement Among Underwriters. For purposes of this Section 8.4, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same right to contribution as the Company as the case may be.

                                      SECTION 9.
                               DEFAULT OF UNDERWRITERS

     If one or more Underwriters default in their obligations to purchase Firm Units, or Option Units hereunder and the aggregate number of such Units that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Units or Option Units to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Units by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Units, or Option Units that such defaulting Underwriter or Underwriters agreed but failed to purchase. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purpose and delivery of the Firm Units or Option Units, as the case may be. As used in this Agreement, the term "Underwriter" includes any persons substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.


                                     SECTION 10.
                                       SURVIVAL

     The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and directors and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 hereof and (b) delivery of and payment for the Units. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.


                                     SECTION 11.
                                     TERMINATION

          11.1 BY REPRESENTATIVE. This Agreement may be terminated with respect to the Firm Units or any Option Units in the sole discretion of the Representative by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm
Closing date or such Option Closing Date, respectively:

                (a) the Company shall have sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including financial or otherwise), in the business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                (b) trading in the Common Stock and Warrants shall have been suspended by the Commission or the National Association of Securities Dealers Automated Quotation SmallCap Market or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market system;

                (c) a banking moratorium shall have been declared by New York, California, or United States authorities; or

                (d) there shall have been (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (iii) any other calamity or crisis having an effect on the financial markets that, in the reasonable judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units as contemplated by the Registration Statement, as amended as of the date hereof.

          11.2 EFFECT OF TERMINATION HEREUNDER. Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party, except as provided in Section 10 hereof.

                                     SECTION 12.
                         INFORMATION SUPPLIED BY UNDERWRITERS

     The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus, to the extent such statements relate to the Underwriters constitute the only information furnished by any Underwriter through the Representative to the Company for the purposes of Section 8 and 10 hereof. The Underwriters represent and warrant to the Company that such statements, to such extent, are correct as of the date hereof and at each Closing Date.


                                     SECTION 13.
                                       NOTICES

     All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed (certified or registered mail, postage prepaid, return receipt requested) or delivered or sent by facsimile transmission and confirmed in writing to Centex Securities Incorporated, 1020 Prospect Street, Suite 200, La Jolla, California 92037, Attention: Mr. Bruce A. Biddick (with a copy to Dennis J. Doucette, Esq., Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway, Suite 2600, San Diego, CA 92101), if sent to the Company, shall be mailed (certified or registered mail, postage prepaid, return receipt requested), delivered or telegraphed and confirmed in writing to the Company at 1050 Walnut St., Suite 301, Boulder, Colorado 80302, Attention: Mr. Mark H. Kreloff (with a copy to Hank Gracin, Esq., Lehman & Eilen, 50 Charles Lindbergh Blvd., Uniondale, New York 11553). Notices shall be effective if mailed, 48 hours after deposit in the mail properly addressed, sent by facsimile, upon receipt and in any other instance, when delivered.


                                     SECTION 14.
                                      SUCCESSORS

     This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company and their respective successors and legal Representative, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act and (b) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Units from any Underwriter shall be deemed a successor because of such purchase.

                                     SECTION 15.
                                    APPLICABLE LAW

     The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of California without giving effect to any provisions relating to conflicts of laws.


                                     SECTION 16.
                                     COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, and each of the several Underwriters.

                                       Very truly yours,

                                       NEW FRONTIER MEDIA, INC.


                                       By:
                                          ----------------------------------
                                          Mark H. Kreloff
                                          President


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Centex Securities Incorporated
(As Representative of the several
  Underwriters named in Schedule 1 hereto)

By:
   ---------------------------------------
   Bruce Biddick, President

                                      SCHEDULE 1

                                     UNDERWRITERS


                                                 Number of Firm Units
Underwriter                                        to be purchased
-----------                                        ---------------

Centex Securities Incorporated



         Total
                                                      ----------